CERTIFICATE OF AMENDMENT

                                       OF

                            CERTIFICATE OF FORMATION

                                       OF

                       Mercantile Capital Growth Fund LLC

                        PURSUANT TO SECTION 18-202 OF THE
                     DELAWARE LIMITED LIABILITY COMPANY ACT

                                     * * * *

      FIRST:      The name of the Limited Liability Company is Mercantile
Capital Growth Fund LLC. (the "Limited Liability Company")

      SECOND:     The Certificate of Formation is amended to change the name of the Limited Liability Company to Mercantile Long-Short Manager Fund LLC.

      The undersigned, an authorized person of the Limited Liability Company, executes this Certificate of Amendment of the Certificate of Formation on October 3, 2002


                                      MERCANTILE CAPITAL GROWTH FUND LLC

                                      By:   Mercantile Capital Advisors, Inc.,
                                            Managing Member


                                      /s/ John J. Pileggi
                                      -------------------
                                      John J. Pileggi
                                      Authorized Person